UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2008
MEDCO HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-269-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: INDENTURE DATED AS OF MARCH 18, 2008
EX-4.2: FORM OF 6.125% NOTES DUE 2013
EX-4.3: FORM OF 7.125% NOTES DUE 2018

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 18, 2008, Medco Health Solutions, Inc. (“Medco”) closed its offering of $300,000,000 million aggregate principal amount of 6.125% Notes due 2013 (the “2013 Notes”) and $1,200,000,000 million aggregate principal amount of 7.125% Notes due 2018 (the “2018 Notes”, and together with the 2013 Notes, the “Notes”). The Notes are governed by the terms of the Indenture between Medco and U.S. Bank Trust National Company, N.A., dated as of March 18, 2008 (the “Indenture”). Medco intends to use the net proceeds from the sale of the Notes to repay borrowings under Medco’s senior unsecured revolving credit facility used to fund the acquisition of PolyMedica, which was described in Part II, Item 7 of Medco’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed on February 19, 2008.
     The Indenture contains customary affirmative and negative covenants, including limitations on sale/leaseback transactions; limitations on liens; and limitations on mergers and similar transactions. The Indenture also contains a covenant with respect to the Notes upon the occurrence of a Change of Control Triggering Event, as well as an interest rate adjustment for a ratings downgrade, each as described below.
     The 2013 Notes were priced to investors at 99.425% of the principal amount and the 2018 Notes were priced to investors at 98.956% of the principal amount.
     Medco will pay interest on the Notes semi-annually on March 15 and September 15 of each year, beginning September 15, 2008. The 2013 Notes will mature on March 15, 2013 and the 2018 Notes will mature on March 15, 2018.
     If Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P”) downgrade the rating on the Notes, the per annum interest rate on the Notes will increase from that set forth on the cover page of the Prospectus Supplement by the percentage set forth in the Prospectus Supplement.
     The Notes are senior unsecured debt obligations of Medco and will rank equally in right of payment among themselves and with all of Medco’s other present and future senior unsecured indebtedness.
     Under the Indenture, the filing for bankruptcy by Medco and the occurrence of certain other events of bankruptcy, insolvency or reorganization are events of default with respect to the Notes. If an event of default occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may accelerate the maturity of all Notes.
     Medco may redeem all or part of the Notes at any time or from time to time at its option at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date and (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus 0.50%.
     If a Change of Control Triggering Event (defined as a Change of Control combined with a Below Investment Grade Rating Event) occurs with respect to Medco, Medco will be required to offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof together with accrued and unpaid interest.

     For more information regarding the Notes, please refer to the Prospectus Supplement filed by Medco with the Securities and Exchange Commission on March 17, 2008. The preceding description of the Indenture and the Notes is qualified in its entirety by the Indenture, including the form of the Notes. Copies of the Indenture and the Notes are filed as exhibits hereto and incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Indenture. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-149655) previously filed by Medco with the Commission under the Act.
Item 9.01 Financial Statements and Exhibits.
     Medco hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed on March 12, 2008 and supplemented by the Prospectus Supplement dated on March 13, 2008, or otherwise pursuant to requirements of Form 8-K:
4.1	Indenture dated as of March 18, 2008

4.2	Form of 6.125% Notes due 2013

4.3	Form of 7.125% Notes due 2018

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.
Date: March 18, 2008	By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
41	Indenture dated as of March 18, 2008
4.2	Form of 6.125% Notes due 2013
4.3	Form of 7.125% Notes due 2018